UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

Astec Industries, Inc.
 (Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On August 22, 2012, W. Norman Smith, age 72, was promoted to President and Chief Operating Officer of Astec Industries, Inc.  In connection with Mr. Smith’s promotion, Dr. J. Don Brock resigned from the role of President of Astec Industries, Inc., but he will continue to serve as its Chief Executive Officer and Chairman of the Board.  Mr. Smith’s base annual pay will be increased from $265,000 to $300,000 as a result these additional responsibilities.

Mr. Smith will relinquish his responsibilities as Group Vice President of the Asphalt Group coincident with this change.  These prior responsibilities will be split between two of the Company’s current subsidiary presidents, Benjamin B. Brock who will serve as Group Vice President - Asphalt and Richard J. Dorris who will serve as Group Vice President - Energy.

On August 22, 2012, the Company issued a press release with additional information regarding the foregoing.  A copy of this press release is attached to this filing as an exhibit and is incorporated herein by reference.

Item 9.01  Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2012	ASTEC INDUSTRIES, INC.
By: /s/ Stephen C. Anderson Stephen C. Anderson Vice President and Secretary